                                                                   EXHIBIT 99.17

                                    [FORM OF]

                                KOPP FUNDS, INC.

                       Kopp Total Quality Management Fund

          Proxy for Special Meeting of Shareholders - January 12, 2007

KNOW ALL PERSONS BY THESE  PRESENTS  THAT THE  UNDERSIGNED  SHAREHOLDER  OF KOPP
TOTAL QUALITY  MANAGEMENT FUND (THE "FUND"),  A SERIES OF KOPP FUNDS,  INC. (THE
"CORPORATION"),   HEREBY  APPOINTS  EACH  OF  _______,   _______  AND  ________,
COLLECTIVELY OR INDIVIDUALLY, AS HIS OR HER ATTORNEY-IN-FACT AND PROXY, WITH THE
POWER OF SUBSTITUTION OF EACH, TO VOTE AND ACT WITH RESPECT TO ALL SHARES OF THE
FUND,  WHICH THE  UNDERSIGNED  IS  ENTITLED  TO VOTE AT THE  SPECIAL  MEETING OF
SHAREHOLDERS  (THE  "SPECIAL  MEETING") TO BE HELD ON JANUARY 12,  2007,  AT THE
PRINCIPAL  EXECUTIVE  OFFICES OF THE  CORPORATION  AT 7701 FRANCE  AVENUE SOUTH,
SUITE 500, EDINA, MINNESOTA, AT 10:00 A.M., CENTRAL TIME, AND AT ANY ADJOURNMENT
THEREOF.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot.  If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special
Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE  CORPORATION.
THIS PROXY, WHEN PROPERLY EXECUTED,  WILL BE VOTED IN THE MANNER DIRECTED BY THE
UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR"
THE PROPOSAL.

TO VOTE BY TELEPHONE
1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Call ___________
3)   Enter the  14-digit  control  number set forth on the proxy card and follow the simple instructions.

TO VOTE BY INTERNET
1)   Read the Proxy Statement and have the proxy card below at hand.
2)   Go to Website __________
3)   Enter the  14-digit  control  number set forth on the proxy card and follow the simple instructions.

TO VOTE BY MAIL
1)   Read the Proxy Statement.
2)   Check the appropriate boxes on the proxy card below.
3)   Sign and date the proxy card.
4)   Return the proxy card in the envelope provided.

After  careful  consideration,   the  Board  of  Directors  of  the  Corporation
unanimously approved the proposal listed below and recommended that shareholders vote "for" the proposal.

1. To approve or  disapprove  a proposed  Agreement  and Plan of  Reorganization providing  for (i) the  transfer of the Fund's  assets to the  American  Century
Equity  Growth  Fund ("AC Equity  Growth  Fund"),  a series of American  Century
Quantitative  Equity Funds,  Inc., solely in exchange for newly issued shares of capital stock of AC Equity Growth Fund, and (ii) the subsequent  distribution by the Fund of such shares to its  shareholders  in liquidation of the Fund. A vote in favor of this proposal will  constitute a vote in favor of the termination of the Fund as a series of Kopp Funds, Inc.

FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]

2. To transact  such other  business as properly  may come before the Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT

                                         PLEASE COMPLETE, SIGN AND RETURN
                                         THIS CARD AS SOON AS POSSIBLE.

                                         --------------------------------------
                                         DATED

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                                         SIGNATURE

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Please  sign  this  proxy  exactly  as your  name  appears  on the  books of the
Corporation.  Joint  owners  should  each sign  personally.  Trustees  and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation,  this signature should be that of an authorized officer who should state his or her title.